FOR IMMEDIATE RELEASE

For more information, contact:
Extreme Networks
Investor Relations
408/579-3030
investor_relations@extremenetworks.com

Extreme Networks Announces a Plan to Reduce Spending by Approximately $7.0 million per quarter, Buys Back 1.9 Million Shares, Updates Fiscal Second Quarter Guidance and Financial Model

SANTA CLARA, Calif., Jan. 3, 2013 /PRNewswire/ -- Extreme Networks, Inc. (Nasdaq: EXTR) today announced a plan to streamline its operations to reduce costs and also provided an updated financial model for Fiscal 2013. The restructuring plan is expected to result in approximately $7.0 million in reduced quarterly costs once the plan is fully implemented. The Company expects to record a charge of approximately $5.5 to $7.0 million in the fiscal quarter ended on December 31, 2012.

Updated Guidance for the Three Months Ending December 31, 2012
The Company revised its guidance for the fiscal second quarter ended December 31, 2012 based on the current business outlook and actions taken:

•	Net Revenue is estimated to be approximately $75 to $77 million, versus the low end of previously provided guidance of $78 million primarily due to delays in customer expenditures in EMEA and the US.

•	Gross Margin (GAAP and Non-GAAP) for FQ2'12 is expected to be approximately 54% to 55%.

•
Operating Expenses (GAAP) are expected to be in a range of $45.5 million to $47.5 million, which is above the range of previously provided guidance primarily due to the restructuring charges of approximately $5.5 to $7,0 million.

•
Operating Expenses (Non-GAAP) are expected to be in a range of $38.1 to $38.6 million, which is below the range of previously provided guidance primarily due to lower than expected headcount costs as well as management actions to reduce expenses.

•
Net Income (GAAP) is expected to be a loss in a range of $4.5 to $7.0 million, which is below the range of previously provided guidance primarily due to lower than expected revenue and the restructuring charges. Diluted EPS is expected to be a loss in a range of $0.04 to $0.07.

•
Net Income (Non-GAAP) is expected to be in a range of $2.5 to $3.0 million, which is below the low-end of the range of previously provided guidance primarily due to lower than expected revenue. Diluted EPS is expected to be in a range of $0.02 to $0.03.

	Reported	Prior Guidance	Updated Guidance
	Three Months Ended	Three Months Ending	Three Months Ending
	September 30, 2012	December 31, 2012	December 31, 2012
Total net revenue	$76.1 million	$78 to $85 million	~$75 to ~$77 million
Gross margin (GAAP)	53%	55% +/-	~ 54% to ~55%
Gross margin (Non-GAAP)	53%	55% +/-	~ 54% to ~55%
Research & Development and selling, general, and administrative expenses (GAAP)	$37.9 million	Up $2.0 to $3.0 million	Up $7.5 to $9.5 million
Research & development and selling, general, and administrative expenses (Non-GAAP)	$36.1 million	Up $2.5 to $3.5 million	Up $2 to $2.5 million
Net Income - (GAAP)	$12.9 million	$2.5 to $4.0 million	($4.0) to ($6.0) million
Net Income - (Non-GAAP)	$3.5 million	$4.0 to $6.5 million	$2.0 to $3.0 million
Earnings per share (GAAP)	$0.14	$0.02 to $0.05	($0.04) to ($0.07)
Earnings per share (Non-GAAP)	$0.04	$0.04 to $0.07	$0.02 to $0.03

Share Repurchase

The company also announced that it repurchased approximately 1.9 million shares during the quarter ended December 31, 2012 for approximately $6.7 million.

Updated Guidance on the Company's Financial Model Goals

The Company is taking actions to reduce costs to strengthen its long term competitive position in the industry and to help ensure that the Company can achieve its previously stated goal of a quarterly 10% Non-GAAP operating income margin by the end of fiscal 2013. The Company believes the restructuring plan announced today will allow the Company to achieve its targeted 10% Non-GAAP operating income margin at a revenue level below $80 million and at a gross margin percentage below 56% gross margin range previously outlined in the Company's financial model goals.

Conference Call:
Extreme Networks will host a conference call at 5:00 p.m. Eastern (2:00 p.m. Pacific) today to review its restructuring plan and the updated guidance for fiscal 2013, including significant factors and assumptions underlying the guidance provided above. The conference call will be available to the public through a live audio web broadcast via the Internet at http://investor.extremenetworks.com and a replay of the call will be available on the website through January 13, 2013. The conference call may also be heard by dialing (877) 303-9826 (international callers' dial (224) 357-2194). Supplemental financial information to be discussed during the conference call will be posted in the Investor Relations section of the Company's website www.extremenetworks.com including the Non-GAAP reconciliation attached to this press release.

Non-GAAP Financial Measures

Extreme Networks provides all financial information required in accordance with generally accepted accounting principles (GAAP). To supplement financial information presented in accordance with GAAP, the company is also providing with this press release Non-GAAP financial information, including product gross margin, research and development and selling, general, and administrative expenses, and earnings/loss per share. In preparing Non-GAAP information, the company has excluded, where applicable, the impact of restructuring charges and share-based compensation. The company believes that excluding these items provides both management and investors with additional insight into its current operations, the trends affecting the company and marketplace performance. In particular, management finds it useful to exclude these items in order to more readily correlate the operating activities with the ability to generate cash from operations. Accordingly, management uses these Non-GAAP measures, along with the comparable GAAP information, in evaluating historical performance and in planning future business activities. Please note that the company's Non-GAAP measures may be different than those used by other companies. The additional Non-GAAP financial information that is presented should be considered in conjunction with, and not as a substitute for, financial information presented in accordance with GAAP. Extreme Networks uses both GAAP and Non-GAAP measures to evaluate and manage its operations.

About Extreme Networks
Extreme Networks is a technology leader in high performance Ethernet switching for cloud, data center and mobile networks. Based in Santa Clara, CA, Extreme Networks has more than 6,000 customers in more than 50 countries. For more information, visit the company's website at http://www.extremenetworks.com

Extreme Networks and the Extreme Networks logo are registered trademarks of Extreme Networks, Inc. in the United States and/or other countries.

Forward Looking Statements:
Extreme Networks has based the preceding guidance for the three months ending December 31, 2012 on expectations, assumptions and estimates that the Company believes are reasonable given its assessment of historical trends and other information reasonably available as of December 31, 2012. The guidance consists of predictions only, however, and is subject to a wide range of known and unknown business risks and uncertainties, many of which are beyond the control of the Company, but including in particular changes that may arise in the closing process for the second quarter, including changes in the estimate of the restructuring charges. The forecasts and projections contained in the table above should not be regarded as representations by Extreme Networks that the estimated results will be achieved. Projections and estimates are necessarily speculative in nature and actual results may vary materially from the guidance provided today. The Non-GAAP guidance presented above is consistent with the presentation of Non-GAAP results as reported in our October 31, 2012 press release covering Extreme Networks' first quarter 2012 results.
The guidance set forth in the above table should be read together with the information contained in the Company's Annual Report on Form 10-K for the year ended June 30, 2012, subsequent Quarterly Reports on Form 10-Q, recent Current Reports on Form 8-K, and our other Securities and Exchange Commission filings. The Company undertakes no obligation to publicly update or revise any forward-looking statements, including the guidance set forth herein, to reflect future events or circumstances.